Guardant Health Reports Third Quarter 2022 Financial Results
Q3 clinical and biopharma volumes up 42% and 40% year over year
PALO ALTO, Calif. November 3, 2022 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics, today reported financial results for the quarter ended September 30, 2022.
Recent Highlights
•Revenue of $117.4 million for the third quarter of 2022, an increase of 24% over the corresponding period of 2021
•Reported 32,400 tests to clinical customers and 6,750 tests to biopharmaceutical customers in the third quarter of 2022, representing an increase of 42% and 40%, respectively, over the third quarter of 2021
•Expanded Guardant Reveal™ , the only tissue-free liquid biopsy test for detection of residual and recurrent disease, to include early-stage breast and lung cancers in addition to colorectal cancer
•Introduced GuardantINFINITY™, a next-generation smart liquid biopsy assay that provides broad genomic and epigenomic insights into the complexities of tumor molecular profiles and immune response to advance cancer research and therapy development
•Received FDA approval for Guardant360® CDx liquid biopsy test as a companion diagnostic for ENHERTU® for treatment of non-small cell lung cancer patients with activating HER2 mutations
•ECLIPSE readout and PMA submission for Shield assay both expected during the fourth quarter of the year
“Volume growth accelerated sequentially in clinical oncology, propelling us to new records in revenue and volumes. We made additional strides with Guardant Reveal, expanding its use into multiple cancer indications that now include colorectal, lung and breast cancers. In addition, Guardant Infinity, our first smart liquid biopsy offering, has seen a rapid uptake with our biopharma partners. That said, counter to our expectations earlier in the year, clinical volumes continue to be impacted by a challenging backdrop with lingering access restrictions and provider staffing shortages.” said Helmy Eltoukhy, co-founder and co-CEO.
“During the quarter we made great progress on the ECLIPSE study and are very close to locking our study database with about 70 CRCs. In parallel, our Shield LDT screening test continues to be well received by physicians and patients and has demonstrated outstanding levels of patient adherence,” said AmirAli Talasaz, co-founder and co-CEO. “This positive early response to Shield LDT gives us increased confidence in our ability to develop Shield into a leading non-invasive cancer screening methodology.”
Third Quarter 2022 Financial Results
Revenue was $117.4 million for the three months ended September 30, 2022, a 24% increase from $94.8 million for the three months ended September 30, 2021. Precision oncology revenue grew 29%, driven predominantly by an increase in clinical testing volume and biopharma sample volume, which grew 42% and 40%, respectively, over the prior year period. Development services and other revenue slightly decreased by 1%.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $76.9 million for the third quarter of 2022, an increase of $12.9 million from $64.0 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 66%, as compared to 67% for the corresponding prior year period.
Operating expenses were $221.5 million for the third quarter of 2022, as compared to $171.3 million for the corresponding prior year period, an increase of 29%. Non-GAAP operating expenses were $200.5 million for the third quarter of 2022, as compared to $135.1 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $162.0 million for the third quarter of 2022, as compared to $107.5 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $1.58 for the third quarter of 2022, as compared to $1.06 for the corresponding prior year period. Non-GAAP net loss was $120.8 million for the third quarter of 2022, as compared to $70.5 million for the corresponding prior year period. Non-GAAP net loss per share was $1.18 for the third quarter of 2022, as compared to $0.70 for the corresponding prior year period.
Adjusted EBITDA loss was $112.8 million for the third quarter of 2022, as compared to a $65.2 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable debt securities were $1.1 billion as of September 30, 2022.

2022 Guidance
Given the continued challenging backdrop and reimbursement delays impacting the clinical oncology business, Guardant Health now expects full year 2022 revenue to be in the range of $440 million to $450 million, representing growth of 18% to 20% compared to full year 2021. This compares to previous full year 2022 revenue guidance of $460 million to $470 million.
Webcast Information
Guardant Health will host a conference call to discuss the third quarter 2022 financial results after market close on Thursday, November 3, 2022 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, adjustments relating to redeemable noncontrolling interest, contingent consideration, acquisition related expenses, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of other assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income, interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense and related employer payroll tax payments, changes in estimated fair value of noncontrolling interest liability, adjustments relating to redeemable noncontrolling interest and contingent consideration, and, if applicable in a reporting period, acquisition-related expenses, and other non-recurring items.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched Guardant360®, Guardant360 CDx, Guardant360 TissueNext™, Guardant360 Response™, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. The Guardant Health screening portfolio, including the Shield™ test, aims to address the needs of individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2021, and any current and periodic reports filed with the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com

Media Contact:
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue:
Precision oncology testing	$102,054	$79,272	$278,252	$215,605
Development services and other	15,350	15,507	44,395	49,940
Total revenue	117,404	94,779	322,647	265,545
Costs and operating expenses:
Cost of precision oncology testing	39,434	29,665	104,493	78,142
Cost of development services and other	1,062	1,151	4,711	11,348
Research and development expense	100,017	70,968	267,229	190,200
Sales and marketing expense	80,370	50,228	218,405	132,282
General and administrative expense	41,121	50,055	126,068	166,366
Total costs and operating expenses	262,004	202,067	720,906	578,338
Loss from operations	(144,600)	(107,288)	(398,259)	(312,793)
Interest income	1,754	689	3,919	3,277
Interest expense	(644)	(644)	(1,933)	(1,934)
Other income (expense), net	(18,389)	(187)	(18,059)	(720)
Fair value adjustments of noncontrolling interest liability	—	—	(99,785)	—
Loss before provision for income taxes	(161,879)	(107,430)	(514,117)	(312,170)
Provision for income taxes	115	96	537	289
Net loss	(161,994)	(107,526)	(514,654)	(312,459)
Adjustment of redeemable noncontrolling interest	—	—	—	(2,300)
Net loss attributable to Guardant Health, Inc. common stockholders	$(161,994)	$(107,526)	$(514,654)	$(314,759)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(1.58)	$(1.06)	$(5.04)	$(3.11)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	102,289	101,420	102,065	101,184

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$158,310	$492,202
Short-term marketable debt securities	799,727	440,546
Accounts receivable, net	86,200	97,652
Inventory, net	63,047	30,674
Prepaid expenses and other current assets, net	23,565	53,052
Total current assets	1,130,849	1,114,126
Long-term marketable debt securities	156,741	698,034
Property and equipment, net	168,007	124,461
Right-of-use assets, net	178,747	189,443
Intangible assets, net	12,417	14,207
Goodwill	3,290	3,290
Other assets, net	51,728	60,938
Total Assets	$1,701,779	$2,204,499
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,911	$17,580
Accrued compensation	57,423	42,496
Accrued expenses	63,367	45,285
Noncontrolling interest liability	—	78,000
Deferred revenue	13,423	11,326
Total current liabilities	175,124	194,687
Convertible senior notes, net	1,136,748	1,134,821
Long-term operating lease liabilities	216,174	226,053
Other long-term liabilities	6,988	3,933
Total Liabilities	1,535,034	1,559,494
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 102,413,638 and 101,767,446 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	1,716,075	1,657,593
Accumulated other comprehensive loss	(26,852)	(4,764)
Accumulated deficit	(1,522,479)	(1,007,825)
Total Stockholders’ Equity	166,745	645,005
Total Liabilities and Stockholders’ Equity	$1,701,779	$2,204,499

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP cost of precision oncology testing	$39,434	$29,665	$104,493	$78,142
Amortization of intangible assets	(285)	(152)	(582)	(449)
Stock-based compensation expense and related employer payroll tax payments	(1,377)	(762)	(3,782)	(2,449)
Non-GAAP cost of precision oncology testing	$37,772	$28,751	$100,129	$75,244

GAAP research and development expense	$100,017	$70,968	$267,229	$190,200
Stock-based compensation expense and related employer payroll tax payments	(7,256)	(4,624)	(18,857)	(13,674)
Contingent consideration	(355)	—	(2,652)	—
Non-GAAP research and development expense	$92,406	$66,344	$245,720	$176,526

GAAP sales and marketing expense	$80,370	$50,228	$218,405	$132,282
Amortization of intangible assets	(67)	—	(201)	—
Stock-based compensation expense and related employer payroll tax payments	(6,643)	(4,127)	(18,267)	(10,554)
Non-GAAP sales and marketing expense	$73,660	$46,101	$199,937	$121,728

GAAP general and administrative expense	$41,121	$50,055	$126,068	$166,366
Amortization of intangible assets	(339)	(339)	(1,007)	(1,008)
Stock-based compensation expense and related employer payroll tax payments	(5,955)	(26,044)	(31,042)	(101,154)
Contingent consideration	(390)	(970)	(4,195)	(1,845)
Non-GAAP general and administrative expense	$34,437	$22,702	$89,824	$62,359

GAAP loss from operations	$(144,600)	$(107,288)	$(398,259)	$(312,793)
Amortization of intangible assets	691	491	1,790	1,457
Stock-based compensation expense and related employer payroll tax payments	21,231	35,557	71,948	127,831
Contingent consideration	745	970	6,847	1,845
Non-GAAP loss from operations	$(121,933)	$(70,270)	$(317,674)	$(181,660)

GAAP net loss	$(161,994)	$(107,526)	$(514,654)	$(312,459)
Amortization of intangible assets	691	491	1,790	1,457
Stock-based compensation expense and related employer payroll tax payments	21,231	35,557	71,948	127,831
Contingent consideration	745	970	6,847	1,845
Unrealized losses on marketable equity securities	13,230	—	13,230	—
Impairment of other assets	5,261	—	5,261	—
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Non-GAAP net loss	$(120,836)	$(70,508)	$(315,793)	$(181,326)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(161,994)	$(107,526)	$(514,654)	$(314,759)
Amortization of intangible assets	691	491	1,790	1,457
Stock-based compensation expense and related employer payroll tax payments	21,231	35,557	71,948	127,831
Contingent consideration	745	970	6,847	1,845
Unrealized losses on marketable equity securities	13,230	—	13,230	—
Impairment of other assets	5,261	—	5,261	—
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Adjustment of redeemable noncontrolling interest	—	—	—	2,300
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(120,836)	$(70,508)	$(315,793)	$(181,326)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.58)	$(1.06)	$(5.04)	$(3.11)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.18)	$(0.70)	$(3.09)	$(1.79)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	102,289	101,420	102,065	101,184

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(161,994)	$(107,526)	$(514,654)	$(314,759)
Interest income	(1,754)	(689)	(3,919)	(3,277)
Interest expense	644	644	1,933	1,934
Other (income) expense, net	18,389	187	18,059	720
Provision for income taxes	115	96	537	289
Depreciation and amortization	9,807	5,544	25,793	16,181
Stock-based compensation expense and related employer payroll tax payments	21,231	35,557	71,948	127,831
Contingent consideration	745	970	6,847	1,845
Fair value adjustments of noncontrolling interest liability	—	—	99,785	—
Adjustment of redeemable noncontrolling interest	—	—	—	2,300
Adjusted EBITDA	$(112,817)	$(65,217)	$(293,671)	$(166,936)